Contract No.    0010

LABOUR CONTRACT

Party A (Employer): Dalian Jingang-Andi Bio-Products Co.,Ltd.

Party B (Employee):    Chipin Tuan_

Printed By Dalian Municipal Bureau of Labour and Social Security

In accordance with the applicable provisions of “The Labor Law of the People’s Republic of China”, “The Labor Contract Law of the People’s Republic of China” and other relevant laws, rules and regulations, and in the principle of mutual equality and voluntary basis, and through friendly negotiation, Party A and Party B agree to sign this labour contract subject to the following terms and conditions:

1. The Basic Information of Both Parties

1). Party A (Employer):

Name of Employer:   Dalian Jingang-Andi Bio-Products Co.,Ltd.

Legal Representative:  Quanfeng Wang

Enterprise Type:     Limited Liability

Economic Type:      Foreign Investment

Entity Code:     736409650

Registered Address: No.36 ShengMing 2nd Road, DD Port, Dalian, P.R.China

Principle Office: No.36 ShengMing 2nd Road, DD Port, Dalian, P.R.China

Tel:  +86-411-87407300

2). Party B (Employee):

Name of Employee:   Chipin Tuan_            Gender:     Male

ID Card No.:   211940375

Residential Address: No.36 ShengMing 2nd Road,_DDport, Dalian, China_116620

Tel:  13591333818 (mobile Phone),  86-411-87407300 ext 8208 (office)

3). In the event that Party B’s telephone number changes, he or she shall notify Party A   immediately.

2. Term of the Contract

4). According to agreements between both sides, the following_(b)__ is available.

(a) .Fixed Term:

The term of this contract shall commence on_____, _____, and shall continue until _____, _____.

(b) .Unfixed Term:

The term of this contract shall commence on_January_1st 2008_.

(c). Term Based On the Completion of A Particular Task

The term of this contract shall commence on_____, _____, and shall continue until _____, _____.

3. Working Content and Working Place

5). Party A agrees to employ Party B, Mr. Chipin Tuan  (name) as_director_(job title) in __the Board of Directors___(Department), located in _ No.36 ShengMing 2nd Road,_DDport, Dalian, China_116620_____(office location and city).

Party A and Party B may sign a separate agreement to specify the job responsibility and requirements of Party B’s post.

6).Party B shall, according to the working content and requirements as stipulated by Party A, carefully perform his or her job responsibilities, complete the working task on time, and observe the regulations and bylaws legally formulated by Party A.

4. Working Hours & Rest & Vacation

7). Party A carries out the  (a)  of the following working hour systems on the working post which it arranges for Party B.

(a). Standard Working Hour System: he normal working hours of Party B shall not be more than eight hours each day, with the average working hours per week no exceeding 40 hours. Rest day of each week is  two days     .

(b).Non-Regular Working Hour System: Party A shall, based on ensuring the body health and consider the opinion of Party B, adopt such proper manners as “Concentrated Working”, “Concentrated Rest”, “Shift Working and Rest Adjustment”, and “Flexible Working”, etc. to protect Party B’s right to rest and vocation and his or her completion of work.

(c).Working Hour System of Comprehensive Calculation With         (Month, Quarter, Year) As Calculation Cycle: the average working hours per day and per week shall not exceed the standard working hours as prescribed by relevant laws.

Party A shall apply to labour administrative department for approval before the execution of a non-regular working hour system or a working hour system of comprehensive calculation,

8).Party A shall, according to the relevant stipulations of the country and the requirements of the enterprise’s business operation, make a reasonable arrangement of Party B’s working time, ensure Party B’s lawful right to rest, and guarantee Party B to enjoy his or her legal right to legal public holidays, as well as paid leaves such as family leave, marital leave, bereavement leave and maternity leave, and annual vacations, etc.

9).Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and Party B, but the extended working hour for a day shall generally not exceed one hour; If such extension is called for due to special reasons, the extended hours shall not exceed three hours a day. However, the total extension in a month shall not exceed thirty-six hours.

5.Remuneration of Labour

10).Party A shall, according to its business characteristics and economic efficiency, determine its salary distribution system according to the relevant law. Party B’s salary level shall be determined in accordance with the salary distribution system of the enterprise and in consideration of his or her labour skill, labour intensity, labour condition and labour contribution, and the principle of equal pay for equal work shall be observed.

11).Party A shall adopt the _( a)  of the following methods for payment of Party B’s salary:

(a).Time-Rate System: Party B’s salary standard is RMB 110,000 (USD$ 15,000) per year, performance salary (bonus) shall be determined according to his or her actual achievements.

(b).Piece-Rate System: Party B’s labour quota is            , the unit price per piece is RMB               .

(c).Determined according to the salary distribution system legally formulated by Party A.

Party B’s salary standard in probation period is              .

12).Party A shall pay Party B’s salary in full in cash or wire transfer before  the last day  of each month. In case that the payday is just a public holiday, Party A shall make a prior salary payment on the most recent working day.

Party A shall take a record in writing of such information as the time and amount of payment, and working days and signature of Party B, and provide the salary slip to Party B.

13).In case that Party A arranges Party B to work overtime or in public holiday or other day of rest, it shall provide deferred rest for Party B or pay overtime salary to Party B according to relevant provisions as stipulated by the state.

14).Under the condition that Party B provides Party A with normal labor, the salary paid by Party A to Party B shall not be less than the lowest salary standard.

15).Party B’s salary during the period of medical leave shall be paid according to the standard as prescribed in the bylaws of the Party A, which, however, shall not be less than 80% of the lowest salary standard.

6. Social Insurance and Welfare

16).Party A and Party B shall participate in social insurance program and pay in full all kinds of social insurance fees on time. The (a) of the following method is adopted for payment of social insurance fees. Party A shall be responsible to withhold and remit the part of social insurance fees, which shall be paid by Party B.

(a).Participate in pension insurance, medical insurance, unemployment insurance, work-related injuries insurance, and maternity insurance.

(b).Participate in medical insurance, work-related injuries insurance, and               .

17).During the period of the Contract, Party B’s social welfare relating to rest, sickness, injuries, suffering of occupational disease or work-related injuries, maternity, or death, and the period for and welfare in connection with medical treatment leave, or pregnancy, maternity or nursing leave shall be implemented accordance with the laws and relevant regulations of P.R.C.

18).Party A provides Party b with the following supplementary insurance and welfare:

      _________

7.

Labour Protection, Working Conditions and Occupational Hazard Prevention

19).Party A shall establish and improve its safety regulation for technical operation, working rule, labor security and sanitation system and occupational hazard prevention system, and offer Party with all necessary trainings. Party B shall strictly observe all rules, regulations, bylaws and the safety regulation for technical operation.

20).Party A shall provide Party B with proper labor security and sanitary conditions and necessary labor protection articles in conformity with the stipulation of the country. In the event that Party A arranges Party B to take a job, which may cause Party B to be exposed to occupational disease hazard, it shall provide Party B with regular health examinations.

21).Party A shall perform the obligation to advise Party B of the post that may result in occupational hazard, and educate Party B in labor safety and sanitation for the purpose to prevent the occurrence of possible accidents and occupational hazards.

22).Party B shall have the right to refuse to follow orders if Party A directs or forces him or her to work in violation of regulations, and to criticize, expose and accuse any acts endangering the safety of their life and physical health.

8.

Fulfillment and Modification of Labour Contract

23).Party A and Party B shall, according to the provisions of this Contract, fully perform their respective obligations as prescribed herein.

24).Any change taken in such respects as the name, legal representative, principal person in charge or investors of Party A, etc. shall not affect the execution of this Contract.

25).In case that Party A is subject to a corporate combination or separation, this Contract shall remain effective to be executed by the unit which succeeds the rights and obligations of Party A.

26).Through the negotiation of both parties, the provisions of this Contract may be changed in writing.

9.

Termination and Dissolution of Labour Contract

27).This Contract may be terminated upon mutual agreement of Party A and Party B.

28).Party B may terminate this Contract by giving 30 days’ prior written notice to Party A During the probation period, Party B shall give 3 days’ prior written notice to Party A for termination of this Contract.

29).Party B may terminate this Contract in the event Party A is subject to any of the following circumstances:

(a).Fail to provide labour protection or labour conditions as prescribed herein;

(b).Fail to pay labor remuneration in full or in time;

(c).Fail to pay social insurance fees on behalf of Party B;

(d).The bylaws of Party A is in violation of relevant laws, rules or regulations, and causes damage the rights or benefits of Party B;

(e).Be subject to the circumstance as set forth in Item 1 of Article 26 of Labour Contract Law, resulting in the invalidation of this Contract;

(f).Other circumstance under which Party B may terminate this Contract according to the provisions of applicable laws and administrative rules and regulations.

(g).In case that Party A forces Party B to perform labor through force, threat or illegal restriction on Party B’s personal freedom, or directs or forces him or her to work in violation of regulations, endangering the safety of their life and physical health, Party B may terminate this Contract immediately without any prior notice to Party A.

30).Party A may terminate this Contract in the event Party B is subject to any of the following circumstances:

(a).Party B is proved to have not met the hiring conditions during the probation period;

(b).Materially violate relevant labor disciplines or bylaws of Party A;

(c).Party B neglects his duty and is engaged in malpractice for personal gains, causing substantial loss to Party A;

(d).Party B simultaneously establishes labor relationship with other entities, resulting in material adverse effects on the completion of working task arranged by Party A, or he or she still refuse to rectify after being advised by Party A for rectification;

(e).Party A is made to conclude or modify this Contract against its true intentions through the use of fraud, coercion, or exploitation of the other party's unfavorable position

(f).Party B is held criminally liable in accordance with law.

31).Upon the occurrence of any one of the following circumstances, Party A may terminate this Labor Contract, but must give Party B 30 days of written notice or pay Party B an additional one month’s salary:

(a).Party B becomes sick or suffers non-work related injuries, after Party B’s medical leave has ended, Party B still has not recovered, or although Party B has recovered, Party B cannot perform the work on the original duty post or any other work arranged by Party A;

(b).Party B is not competent for his/her work, after being trained or adjusted to change for another working post, Party B still can not be competent for such new work;

(c).There have been major changes to in objective circumstances used as the basis for the execution of this Labor Contract, rendering it impossible to perform the original Labor Contract, and the parties are still not able to reach an agreement on changes to this Labor Contract after their consultations;

32).In case that Party A intends to cut down staffs, it shall comply with the provisions of Labor Contract Law and shall not cause any damage to Party B’s legal rights and benefits.

33).Upon the occurrence of any one of the following circumstances, this Labor Contract shall be terminated:

(a).The expiration of this Labor Contract;

(b).Party B starts to enjoy his or her legal pension insurance welfare;

(c).The death of Party B occurs;

(d).Party A has been declared bankrupt in accordance with law;

(e).Party A has been dissolved, closed or revoked in accordance with law, or Party A determines for an early dissolution;

(f).Other circumstances specified by laws and administrative regulations.

34).When Party A terminates or revokes the Labor Contract, it shall present a certificate to Party B and handle the procedure for transfer of achiever and social insurance ties within 15 days. Parry B shall settle the transitional work according to the provisions as agreed by both parties and if economic compensation is required to be paid to Party B, it shall also complete the payment when with handling such transitional work. Party A shall keep the labor contracts that have been terminated and revoked for two years for recording or inspection.

10.

Economic Indemnification and Compensation

35).In case that Party A revokes or terminates this Contract according to Item 1), 3), 5), 6) or 7) of Article 9 herein, relevant economic compensation shall be paid by Party A to Party B pursuant to Article 46 of the Labor Contract Law.

36).The economic compensation shall be calculated based on the duration of working experience of Party B for Party A, and be also subject to the following standards:

(a).In case that Party B has worked for Party A for over one year, Party A shall pay Party B an amount equal to one month’s salary of Party B;

(b).In case that Party B has worked for Party A for over one year, Party A shall pay Party B an amount equal to one month’s salary of Party B;

(c).In case that Party B has worked for Party A for less than six months, Party A shall pay Party B an amount equal to semi-month’s salary of Party B.

The salary standard of Party B shall be his or her average salary of the most current 12 months before the dissolution or termination of this Contract.

37).In case that Party B’s salary is three times higher than the monthly average yearly salary of the employees of the same area of last year issued by the municipal government of where Party A is located, Party A shall indemnify Party B according to the standard of three times of such monthly average yearly salary, and the payment period shall not exceed 12 years.

38).In case that Party A terminates or dissolves the Contract in violation of the relevant laws, if properly required by Party B, it shall continue the fulfillment of its obligation hereunder; In case that Party B does not require the continuous fulfillment of this Contract by Party A or the Contract has become unenforceable, Party A shall indemnify Party B with an amount equal to two times of the economic compensation standard as prescribed according to relevant laws.

In case that Party B terminates this Contract in violation of relevant laws, resulting in any damages to Party A, he or she shall bear relevant responsibilities to indemnify Party A for such damages.

11.

Other Matters

39).Party A shall provide special expenses for rendering Party B with technical training services. Both parties may conclude a separate agreement to set down the relevant terms such as service period.

In case that Party B violates any provision as set forth in such separate agreement, he or she shall pay an economic penalty according to provisions as agreed by both parties.

40).In case that Party B shall bear the responsibility of confidentiality, the two parties may sign a separate agreement to set down the relevant provisions such as “Noncompetition Clause”.

In the event that Party B violates any provision as set forth in such separate agreement, he or she shall pay an economic penalty according to provisions as agreed by both parties. Any damage caused to Party A and resulting from the violation of the agreement shall be borne by Party B.

41).The following_(c) and (d) agreements will be deemed as the appendices of this Contract:

(a).Post Agreement

(b).Training Agreement

(c).Confidentiality Agreement

(d). Non-competition Agreement

42).Other matters as agreed by the two parties:

43).Any labor dispute arising in connection with the interpretation and performance of the agreement shall be settled through friendly negotiation of the two parties. If no agreement can be reached, it may be submitted to relevant authorities for arbitration or settlement.

44).Any matter not covered herein shall be implemented according to relevant stipulations of the state, provinces and cities.

45).This Contract shall come into force from the date of signature of both parties. This Contract is made in duplicate, and each party holds one.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by them or their respective duly authorized officers as of the date first herinabove written.

Party A: Dalian Jingang-Andi Bio-Products Co.,Ltd.

Authorized Representative:  /s/ Quanfeng Wang

Date: Dec.31,2007

Party B:   Chipin Tuan

Signature:     /s/ Chipin Tuan

Date: Dec.31,2007

Either of two parties may apply for verification of the signed Labor Contract, which shall be submitted to labor administrative department within 30 days after the date of execution of the Contract.